SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)   October 19, 1999
                                                 ----------------------



                            Park Pharmacy Corporation
               (Exact Name of Registrant as Specified in Charter)



        Colorado                      000-15379             841029701
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(State or Other Jurisdiction        (Commission           (IRS Employer
 of Incorporation)                   File Number)          Identification No.)



10711 Preston Road, Suite 250, Dallas, Texas                75230
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(Address of Principal Executive Offices)                    (Zip Code)



Registrant's telephone number, including area code  (214) 692-9921
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Power-Cell, Inc. 660 Preston Forest Center #200, Dallas, Texas 75230
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          (Former Name or Former Address, if Changes Since Last Report)

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ITEM 1.           Changes in Control of Registrant.

         On October 19, 1999, the reverse acquisition of the registrant by the shareholders of Park Pharmacy Corporation, a privately held Texas corporation ("Park TX"), was completed. The reverse acquisition was consummated pursuant to the terms of that certain Stock Purchase Agreement dated as of March 9, 1999 (the "Stock Purchase Agreement"), by and among the registrant, Park TX, and Joe
B. Park, Thomas R. Baker and David W. Frauhiger (the "Selling Shareholders").

         Pursuant to the Stock Purchase Agreement, which was approved by the shareholders of the registrant at a special meeting of shareholders on October 12, 1999, (i) the registrant acquired all of the stock of Park TX with Park TX becoming a wholly-owned subsidiary of the registrant, and (ii) the registrant issued to the Selling Shareholders shares of newly designated Series A Preferred Stock of the registrant in exchange for their shares of Park TX, with the Selling Shareholders now controlling 80% of the voting stock of the registrant. As part of the transaction, the registrant filed Articles of Amendment to its Articles of Incorporation which created a new class of "blank check" Preferred Stock and changed the registrant's corporate name to "Park Pharmacy Corporation." The Articles of Amendment were approved by the shareholders of the registrant at the October 12, 1999 meeting.

         Effective October 19, 1999, Messrs. Brewer Newton and H. Don Gill resigned from all officer and director positions they held with the registrant and Mr. James C. Rambin resigned from all officer positions he held with the registrant. On that date, the following persons were elected to the registrant's Board of Directors and to serve as officers:

         Name:                            Position:

         Joe B. Park             Chairman of the Board, Director
         Thomas R. Baker         Chief Executive Officer & President, Director
         Gwendolyn Park          Vice President, Secretary & Treasurer, Director
         Jack R. Munn            Director
         John A. Blomgren        Director

In addition to the above, Mr. Rambin shall continue to serve on the Board of Directors of the registrant in an advisory capacity. Furthermore, although not set forth in a written agreement, the parties have agreed that Mr. Rambin will serve as a consultant to the Company on a retainer basis. The specific terms of such consulting arrangement will be determined by the parties and will be subject to approval by the Board of Directors of the registrant.

         As a result of the closing of the reverse acquisition, the business of the registrant shall be the acquisition, development and operation of both Internet-based and non Internet-based retail pharmacies.




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ITEM 7.           Financial Statements and Exhibits.

         (c)      Exhibits.

                  (2) Stock Purchase Agreement dated March 9, 1999, by and among the registrant, Park Pharmacy Corporation and the Selling Shareholders, incorporated herein by reference to Annex A in the Company's Definitive Proxy Statement filed on September 7, 1999, with the Securities and Exchange Commission.

                  (3)(i) Articles of Amendment to Articles of Incorporation, incorporated herein by reference to Annex B in the Company's Definitive Proxy Statement filed on September 7, 1999, with the Securities and Exchange Commission.

                  (99)     Press Release dated October 20, 1999, filed herewith.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PARK PHARMACY CORPORATION
                                         (Registrant)


Date:    October 26, 1999                By:    /s/  Thomas R. Baker
                                               ---------------------------------
                                               Thomas R. Baker,
                                               Chief Executive Officer &
                                               President















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